                                                                   EXHIBIT 10.21



THE STATE OF TEXAS   ) (

COUNTY OF CAMERON    ) (

                                 LEASE AGREEMENT

     THIS Lease Agreement is made this 11th day of January, 1996, in the City of Brownsville, State of Texas, by and between TURN KEY WAREHOUSING, INC., a Texas Sub-Chapter S Corporation, Brownsville, Cameron County, Texas 78521, and GIBRALTAR METALS, a Division of GIBRALTAR STEEL CORPORATION, a New York corporation, at 1050 Military Road, Buffalo, Erie County, New York 14217.

     WHEREAS, TURN KEY WAREHOUSING, Inc., is the "operator" of a parcel of property located at 200 Texas Avenue in Brownsville, Cameron County, Texas, which is a warehouse/shipping facility, and said Limited Liability Company wishes to lease said property to any interested tenant.

     WHEREAS, GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION is involved in a business requiring the use of such a facility and wishes to lease such property for use in connection with its respective business needs.

     WHEREAS, the parties are willing and able to enter into this Lease Agreement and the offer to lease has been accepted by the appropriate party.

     NOW, THEREFORE, for and in consideration of the premises and mutual promises of the parties and the mutual benefits they will gain by the performance thereof, all in accordance with the provisions hereinafter set forth, TURN-KEY WAREHOUSING, Inc., hereinafter referred to as "LESSOR", and GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, hereinafter referred to as "LESSEE", agree as follows:

                                       I .

                                TERM OF AGREEMENT

     This lease Agreement shall be for a term beginning on the 1st day of January, 1996, and terminating on the 31st day of December, 1997. At the end of such term, LESSOR shall have the right to re-take the leased property, or alternatively, to re-lease same.

                                       II.

                              PROPERTY BEING LEASED

     The property being leased by LESSOR to LESSEE is a property described as "fifteen thousand (15,000) square feet (approximately) of a warehouse facility located at 200 Texas Avenue, Brownsville, Cameron County, Texas of the LESSOR, as described in greater detail in the diagram annexed hereto as Exhibit "A" and incorporated by reference herein.

                                      III.

                                 USE OF PREMISES

     The property being leased by LESSEE may be used only for the operation of a warehouse/shipping facility (for trans-shipment and related purposes), as shall be defined by LESSOR. In this connection, LESSEE shall have the right to determine the hours during which all or any part of the said facility will be open for patronage. In no event will the leasehold premises or any part thereof be used or occupied as a residence or overnight facility.

                                       IV.

                       LEASEHOLD FACILITIES AND OPERATION

     LESSEE shall maintain and operate the said leased area, facilities and/or services in a lawful and proper manner, in accordance with the following:

     A. In the event LESSEE is adjudicated as bankrupt or files for bankruptcy protection, this Lease Agreement shall be unaffected and continue to be in force.

     B. In the event the demised premises is subjected to condemnation proceedings, the Lease Agreement shall remain in effect to the extent possible and the lease will be prorated accordingly, in light of any such taking of the premises; in any event, any award of condemnation proceeds shall be retained by LESSOR only.

     C. No hazardous substances or waste materials will be placed onto or stored on the demised premises, in violation of law or the public health, safety and welfare.

     D. This Lease Agreement is subject to any deeds of trust, security interests or mortgages that do or will constitute a lien against the property where the demised premises is located; to this extent, the parties hereto will execute any instruments, releases or other documents and required to subordinate thereunder.

     E. LESSOR shall perform services for LESSEE pursuant to the terms and conditions of the Service Agreement annexed hereto as Exhibit "A" and incorporated by reference herein, which may be terminated by either party on sixty (60) days prior written notice, in accordance with the terms set forth in Exhibit "A".

     F. LESSEE shall at all times maintain such area, facilities and services in a safe, sound and clean condition, and shall provide the personnel, equipment, services and commodities necessary to effect same.

     G. LESSOR shall be responsible for repairs in any manner related to the operation of said business, and for any and all damages to any facility or equipment used by LESSEE under this Agreement.

     H. LESSEE agrees not to erect, affix, display, post or place any sign, notice, advertisement or bill in or about any part of the demised premises or on any equipment or facilities used by LESSEE, without first securing the consent and approval of LESSOR, and will not be unreasonably withheld.

     I. LESSOR shall be responsible for providing electric, water, sewage or garbage utilities (as appropriate) for the demised premises; the responsibility for any other utilities (e.g., telephone) is vested LESSEE. However, the costs of such utilities provided by LESSOR shall be reimbursed by LESSEE (on a pro-rata, per square foot, basis). (Incorporated in the actual Lease Agreement - Exhibit "A").

                                       V.

                                   RENTAL FEES

     In consideration for the use of the property being leased, LESSEE will pay LESSOR the following sums during the term of this Lease Agreement on a monthly basis, such sums to be paid on or before the first of each month: the sum of FIVE THOUSAND SEVEN HUNDRED TWENTY FIVE AND 00/100ths ($5725.00) DOLLARS a month (as calculated in the currency of the United States of America) for the term of this lease. In the event of a renewal of this lease, rental fees shall be subject to renegotiation in connection with such renewal, but at no time shall the monthly rent to less than the foregoing amounts. Any late payment will require the payment of a charge of FIFTY AND NO/100THS ($50.00) DOLLARS a day to avoid a default. Any holding over beyond the expiration of the lease term will require the payment of the pro-rata rentals, in accordance with the rates above. To secure the payment of the said rental fees, LESSOR is vested with a landlord's lien under this Lease Agreement, by contract, and by virtue of Subchapter B of Chapter 54 of the Texas Property Code, by law.

                                       V.

                               INGRESS AND EGRESS

     During the term of this Lease Agreement, LESSOR shall allow reasonable ingress and egress to the property being leased.

                                      VII.

                                    INSURANCE

     During the term of this Lease Agreement, LESSOR shall procure and keep in force the following insurance.

     A) Workman's Compensation Insurance protecting all of its employees on the premises;

     B) Liability and Property Damage Insurance with limits as to personal injury and death;

     C) Fire and Hazard Insurance (including extended coverage) for the leasehold premises.

     LESSOR shall supply to GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION certificates of insurance naming GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION as loss-payee.

                                      VIII.

                                    INDEMNITY

     LESSEE shall indemnify, defend and hold harmless LESSOR from any and all liabilities, claims, demands, actions, losses, damages and costs, including all costs of defense thereof, of any nature whatsoever, for injury to or death of persons or loss or damage to property, or for any other reason, occurring on the leased premises or in any manner arising out of or connected with LESSEES' use and occupation of the said premises during the term of this Lease Agreement or any time of occupancy of the said premises by LESSEE, including any claims, liabilities and actions based upon nuisance or inverse condemnation or environmental penalties or assessments, and including claims and actions based upon the acts or omissions of LESSEE, or its agents and employees. Upon demand, LESSEE shall, at its own expense, defend LESSOR against any and all such liabilities, claims, demands, actions, losses, damages and costs. Moreover, LESSEE shall give LESSOR prompt notice of any claim within its knowledge that in any way directly or indirectly affects either LESSOR or LESSEE. Both parties shall have the right to participate in the defense of such claim to the extent of their interest.

                                       IX.

                                  TERMINATION

     This Lease Agreement may be terminated prior to the end of the aforesaid leasehold term: (A) by the mutual agreement of the parties, set forth in writing and signed by the parties; or (B) should either party default in conforming with or adhering to any requirement, condition or term of this Lease Agreement, and after such default is brought to the attention of the defaulting party, such default is not corrected within fifteen (15) days. Either party may, at its option, extend the period for performance to correct any such default; if eight party attempts to terminate this Lease Agreement on the basis of default, the defaulting party has to be given an opportunity to be heard before the termination is finalized.

                                       X.

                                   ASSIGNMENT

     This Lease Agreement may be assigned or sublet at all or in part by LESSEE with the consent and approval LESSOR, as set forth in writing and signed by both parties, however, LESSEE shall remain fully liable thereon. Any assignee or sublessee will be bound by the terms of this Lease Agreement. LESSOR reserves the right to assign this Lease Agreement in conjunction with the sale or purchase of the property upon which the leasehold is located.

                                       XI.

                            COMPLIANCE WITH ALL LAWS

     Both parties will act, at all times, in compliance with all pertinent City and County ordinances, orders, regulations and policies, as well as all applicable State and Federal Laws.

                                      XII.

                                   NON-WAIVER

     Any waiver by either party of any default or breach of this Lease Agreement shall not be a continuing waiver of such default or breach, nor as a waiver of or permission for (express or implied) any other or subsequent default or breach.

                                      XIII.

                                  PARTIES BOUND

     This Lease Agreement shall be binding upon and inure to the benefit or the parties to this Lease Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns, as appropriate.

                                      XIV.

                        "ACT OF GOD" EXCUSES PERFORMANCE

     In the event that either party shall be prevented from completing performance of their respective obligations hereunder by an "act of God" or any other occurrence whatsoever which is beyond the control of the parties hereto, then they shall be excused from any further performance of their obligations and undertakings hereunder, provided however, that in the event that any such performance is only interrupted or delayed, the affected party shall only be excused from such performance for such period of time as is reasonably necessary after such occurrence to remedy the effects thereof.

                                       XV.

                           ENTIRE AGREEMENT; AMENDMENT

     This instrument contains the entire agreement between the parties relating to the rights herein granted and obligations herein assumed, and supersedes any prior understandings, representations, memorandums or agreements regarding the property that is the subject of this Lease Agreement. Any oral representations or modifications concerning this instrument shall be of no force or effect. This Lease Agreement may be amended, provided that no amendment, modification or alteration of the terms of this Lease Agreement shall be binding unless the same is in writing and duly executed by the parties hereto.

                                      XVI.

                              BREACH OF OBLIGATIONS

     This Lease Agreement is entire as to all of the performances to be rendered under it. Breach of any obligation to be performed by either party shall constitute a breach of the entire Lease Agreement and shall give the other party the right to terminate this Lease Agreement, in accordance with the Paragraph regarding termination above.

                                      XVII.

                                  LAW GOVERNING

     This Lease Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                                     XVIII.

                                      VENUE

     The obligations and undertakings of each of the parties to this Lease Agreement shall be performable in Cameron County, Texas.

                                      XIX.

                                     NOTICE

     All notices to either party shall be sent by certified or registered mail addressed to the parties as set forth above, at their respective addresses set forth above, or at such other address as may be otherwise designated.

                                       XX.

                                   INVALIDITY

     If any term, provision, covenant or condition of this Lease Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Lease Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, it is the intention of the parties to this Lease Agreement that in lieu of each clause or provision of this agreement that is held to be invalid, void or unenforceable, there be added as a part of this Lease Agreement a clause or provision as similar in terms to such invalid, void or unenforceable clause or provision as may be possible which shall nevertheless be legal, valid and enforceable.

                                      XXI.

                                 INTERPRETATION

     Both of the parties hereto have been represented by or have had the opportunity to be represented by counsel in the negotiation and drafting of this Lease Agreement, and accordingly, this Lease Agreement shall not be construed in favor of either party. Moreover, this Lease Agreement and any and all writings made in connection with this Lease Agreement shall be written in the English language, and the wording and meaning of any such matters in the English language shall govern and control.

                                      XXII.

                                   ARBITRATION

     LESSOR reserves the right to enforce this correction of defaults arising under this Lease Agreement by and through summary proceedings filed in a Justice Of The Peace Court. However, as to any other matters arising under this Lease Agreement, any controversy or claim arising out of or relating to this agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Association, and the Federal Arbitration Act; judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                                     XXIII.

                                  ATTORNEY FEES

     If any such summary or arbiter proceeding is initiated to resolve a dispute arising under or relating to this Lease Agreement by either of the parties hereto, it is expressly agreed that the prevailing party shall be entitled to recover from the other party reasonable attorney fees and related costs in addition to any other relief that may be awarded.

                                 TIME OF ESSENCE

     Time is of the essence of this Lease Agreement.

     EXECUTED in duplicate on this the 11th day of January, 1996, at Brownsville, Cameron County, Texas.

                                       TURN-KEY WAREHOUSING INC., LESSOR

                                       By: /S/ ROBERT S. HUGHES
                                       ----------------------------------------
                                       Robert S. Hughes, President

ATTEST:

   s/ M. Carmona
- ---------------------------------

                                      GIBRALTAR METALS, A DIVISION OF
                                      GIBRALTAR STEEL CORPORATION, LESSEE

                                      By: /s/ DOUGLAS A. NIXON
                                      -----------------------------------------
                                      Douglas Nixon, Vice President/Gen.Mgr.

ATTEST:

  s/ Chester J. Cyrek
- ---------------------------------

                                 ACKNOWLEDGMENTS

THE STATE OF TEXAS) (
                  ) (
COUNTY OF CAMERON ) (

     This instrument was acknowledged before me on February 5, 1996, by ROBERT
S. HUGHES, President of TURN-KEY WAREHOUSING, INC., a Texas Sub-Chapter S Corporation, on behalf of said Company.

- ---------------------------           /s/ LYNETTE M. HAMMIT
    LYNETTE M. HAMMIT                 -----------------------------------------
      NOTARY PUBLIC                   Notary Public in and for
      State of Texas                  the State of Texas
   Comm. Exp. 04-08-98
- ---------------------------

THE STATE OF NEW YORK) (
                     ) (
COUNTY OF ERIE       ) (

     This instrument was acknowledged before me on Jan. 24, 1996, by DOUGLAS A NIXON, Vice President and General Manager of GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, on behalf of said Company

                                      /s/ CHESTER J. CYREK
                                      ----------------------------------------
                                      Notary Public in and for
                                      the State of ___________________________

                                                CHESTER J. CYREK
                                        NOTARY PUBLIC, STATE OF NEW YORK
                                            QUALIFIED IN ERIE COUNTY
                                      My Commission Expires Sept. 30, 1996

THE STATE OF TEXAS) (
                  ) (
COUNTY OF CAMERON ) (

                                SERVICE AGREEMENT

     THIS SERVICE AGREEMENT is made this 11th day of January, 1996, in Brownsville, Cameron County, Texas, between TURN-KEY WAREHOUSING, Inc., a Texas Sub-Chapter S Corporation, 200 Texas Avenue, Brownsville, Cameron County, Texas 78521, and GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, a New York Corporation, of 1050 Military Road, Buffalo, Erie County, New York 15217, regarding the provision of certain business services as follows:

                                       I.

     This Service Agreement constitutes an independent agreement, but is governed by and to be construed in accordance with the Lease Agreement by and between the said parties on the date set forth above.

     Accordingly, certain provisions that would normally be set forth in this Agreement have already been set forth in such Lease Agreement, which are adopted herein and incorporated by reference herein.

                                       II.

     Supplementing the terms of the said Lease Agreement, the parties hereto agree that TURN-KEY WAREHOUSING, Inc., will not only lease space to GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, but that TURN-KEY WAREHOUSING, Inc., will, on behalf of GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, perform various administrative services involving the shipping, warehousing and transportation of certain goods, in accordance with the terms set forth in a letter/proposal forwarded to GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, in consideration of the rates and charges set forth in such proposal, a copy of which is annexed hereto as Exhibit "A" and incorporated by reference herein for all purposes as if fully copied and set forth at length.

                                      III.

     TURN-KEY WAREHOUSING, Inc., will perform all acts necessary to successfully fulfill the purpose of this contract and shall, at all times, faithfully, industriously and to the best of its abilities, experience and talents, perform all the duties that may be required of and from it pursuant to the express and implicit terms hereof and to the reasonable satisfaction of GIBRALTAR METALS, A DIVISION OF

                           SERVICE AGREEMENT - PAGE #1

GIBRALTAR STEEL CORPORATION in consideration of the payment, by GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION, of charges accrued as set forth in the appropriate invoice of TURN-KEY WAREHOUSING, Inc.

                                       IV.

           The parties hereto shall not be construed to have the relationship of partners, joint venturers, principal-agent, employer-employee or master-servant. The parties hereto are separate business organizations who enter into this contract for their respective benefit.

                                       V.

     This Agreement may be terminated for cause (including the failure to pay the charges accrued under this Agreement), to-wit, any action or omission constituting a breach of the terms of this Agreement or by mutual agreement of both parties, or upon sixty (60) days prior written notice (for any reason, with or without cause) to the other party, in accordance with the terms set forth in Exhibit "A". This Agreement shall be effective upon execution and terminate one (1) year thereafter.

                                       VI.

     During the term of this Lease Agreement, LESSOR shall procure and keep in force the following insurance:

          A) Workman's Compensation Insurance protecting all of its employees on the premises;

          B) Liability and Property Damage Insurance with limits as to personal injury and death;

          C) Fire and Hazard Insurance (including extended coverage) for the leasehold premises.

     LESSOR shall supply to GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION certificates of insurance naming GIBRALTAR METALS, A DIVISION OF GIBRALTAR STEEL CORPORATION as loss-payee.

                           SERVICE AGREEMENT - PAGE #2

EXECUTED in duplicate on this 11th day of January, 1996 at Brownsville, Cameron County, Texas.

                                          TURN-KEY WAREHOUSING, Inc., Lessor

                                          BY: /s/ ROBERT S. HUGHES
                                          -----------------------------------
                                          Robert S. Hughes, President

ATTEST

/s/ M. CARMONA
- ------------------------------------

                                          GIBRALTAR METALS, A DIVISION OF
                                          GIBRALTAR STEEL CORPORATION, Lessee

                                          BY: /s/ DOUGLAS A. NIXON
                                          -----------------------------------
                                          Douglas Nixon, Vice President/Gen.Mgr.

ATTEST:

/s/ CHESTER J. CYREK
- ------------------------------------

          CHESTER J. CYREK
  NOTARY PUBLIC, STATE OF NEW YORK
      QUALIFIED IN ERIE COUNTY
My Commission Expires Sept. 30, 1996

                                   EXHIBIT "A"

WAREHOUSE SPACE


     15,000 Square Feet at $4.58 per Square Feet per year gross*

*Taxes/Utilities and maintenance included.
2 yrs. @ $4.32 ft. yr. (initialed BH and DN)

HANDLING

     Trucks - unloaded or loaded for a cost of $80.00 flat rate during normal working hours (8:00 a.m. to 5:00 p.m., Monday thru Friday). Overtime cost billed at $25.00 per hour for actual hours worked.

     Rail Cars - unloaded or loaded for a cost of $250.00 flat rate during normal working hours (8:00 a.m. to 5:00 p.m., Monday thru Friday). Overtime cost billed at $25.00 per hour for actual hours worked.

DELIVERY

     Truck Deliveries on flatbed trailers from 200 Texas Avenue Warehouse to Brownsville destinations at a cost of $90.00 per trip.

ADMINISTRATIVE COST

     A 3% Administrative fee will be assessed to monthly invoice total for administrative requirements. These services include but are not limited to inventory control/reporting, summary reports, fax/mailing, and other services provided by Turn Key Warehousing.

TERMINATION OF SERVICE CONTRACT

     No penalty for non-renewal after the one year term is completed.

DISCOUNT APPLICATION

     The following volume discounts will be applied to monthly invoices based on invoice total:

             a) Up to $8000                     0%
             b) $8000 to $11,999                2%
             c) $12,000 to $13,999              4%
             d) $14,000 to $15,999              6%
             e) Over $16,000                    8%

                           Turn Key Warehousing, Inc.
                200 Texas Avenue, Brownsville, Texas 78521
                  Phone (210) 504-0202 Fax (210) 504-0206

TO:        Mr. Doug Nixon

FROM:      Bob Hughes

DATE:      01/19/96

RE:       1996 Contracts

Enclosed are the six copies of the 1996 Contracts. I've noted the reduction in space cost on the "Attachment A" for a two year commitment. If you are agreeable to the two year term, you can make the change on the contract and initial the annotation on "Attachment A". Please don't hesitate to call if you have any questions or concerns.

Regards,

/s/ ROBERT S. HUGHES
- ----------------------------
Robert S. Hughes - owner